UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) April 12, 2011

TECHNOLOGY RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5250 140th Avenue North

Clearwater, Florida 33760

(Address of principal executive offices)

(727) 535-0572

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 12, 2011, Technology Research Corporation (the “Company”) and Coleman Cable, Inc. (“Coleman”) issued a joint press release announcing the commencement of the previously announced tender offer by Clearwater Acquisition I, Inc. (the “Purchaser”), a Florida corporation and a wholly owned subsidiary of Coleman, to purchase all outstanding shares of common stock, par value $0.51 per share (together with the associated stock purchase rights) of the Company, at a price of $7.20 per share, net to the seller in cash, without interest and less any required withholding taxes.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Joint Press Release dated April 12, 2011, issued by Technology Research Corporation and Coleman Cable, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION
(Registrant)

Date: April 12, 2011	By:	/s/ Robert D. Woltil
Robert D. Woltil
Chief Financial Officer